UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2013

Bristow Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31617	72-0679819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2103 City West Blvd., 4th Floor Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 267-7600

Former Name or Former Address, if Changed Since Last Report: NONE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment No. 1 to Form 8-K (“Amendment No. 1”) is being filed solely to correct an error in Exhibit 99.1 of Bristow Group Inc.’s (the “Company”) Current Report on Form 8-K filed with the Securities and Exchange Commission on November 8, 2013 (the “Original Filing”). The Original Filing included an error in the description of the Company’s dividend payout policy which incorrectly referenced a goal of an annualized quarterly dividend payout ratio of 30-35% instead of the actual goal of 20-30%. The actual payout ratio goal of 20-30% was referenced correctly during the earnings call on November 8, 2013 and described correctly in the Company’s Form 10-Q filed on November 7, 2013.

Except for the foregoing, there are no other changes to the Original Filing. This Amendment No. 1 continues to speak as of the date of the Original Filing and the Company has not updated the disclosure in this Amendment No. 1 or Exhibit 99.1 to speak to any later date.

Item 7.01. Regulation FD Disclosure.

On November 8, 2013, Bristow Group Inc. posted the Second Quarter FY2014 Earnings Presentation to its website at www.bristowgroup.com. This presentation is attached hereto as Exhibit 99.1 with dividend information on slide number 20 corrected as set forth above.

The information in this Item 7.01, including Exhibit 99.1, is being furnished, not “filed,”—for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Accordingly, the information contained in Exhibit 99.1 will not be incorporated by reference into any registration statement or other document filed by Bristow Group Inc. pursuant to the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibit
99.1	Second Quarter FY2014 Earnings Presentation posted on November 8, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOW GROUP INC.

Date: November 12, 2013	By:	/s/ Brian J. Allman
Brian J. Allman
Vice President, Chief Accounting Officer